Exhibit 99.1

Digital World Files Annual Report and Regains Compliance with Nasdaq Listing Rule 5250(c)(1)

Miami, FL, April 27, 2023 — Digital World Acquisition Corp. (Nasdaq: DWAC) (the “Company”) announced today that it received a notice from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company has regained compliance with the Nasdaq Listing Rule 5250(c)(1) (the “Rule”).

On April 19, 2023, the Company received a letter from Nasdaq stating that it was not in compliance with the Rule as a result of it not having timely filed its Annual Report on Form 10-K (“Form 10-K”) for the fiscal year ended December 31, 2022 with the Securities and Exchange Commission.

Based on the Company’s April 26, 2023 filing of the Form 10-K, Nasdaq has determined that the Company complies with the Rule and accordingly, this matter is now closed.

Contact Information

Investor Relations:

Name: Alex Cano

Email: info@dwacspac.com